Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: +352 2469 7950
E: Michelle.Esterman@altisource.lu

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

Luxembourg, March 2, 2015 - Altisource Portfolio Solutions S.A. (“Altisource”) (NASDAQ: ASPS) today reported financial results for the fourth quarter and full year 2014.

Full Year 2014 Results Compared to 2013:

•                  Service revenue of $938.7 million, a 42% increase

•                  Net income attributable to Altisource of $134.5 million, a 3% increase

•                  Diluted earnings per share of $5.69, a 10% increase

•                  Adjusted diluted earnings per share of $7.17, a 15% increase

•                  Cash from operations of $197.5 million, a 6% increase

Fourth Quarter 2014 Results Compared to Fourth Quarter 2013:

•                  Service revenue of $217.8 million, a 13% increase

•                  Net loss attributable to Altisource of $1.5 million compared to net income attributable to Altisource of $35.5 million in the fourth quarter 2013

•                  Diluted loss per share of $0.08 compared to diluted earnings per share of $1.42 in the fourth quarter 2013

•                  Adjusted diluted earnings per share of $0.30, an 83% decrease

•                  Cash from operations of $71.8 million, a 41% increase

Outside of the discontinuation of the lender placed insurance brokerage line of business, the fourth quarter 2014 net loss was from higher costs than in the fourth quarter of 2013, partially as a result of expenses to support anticipated business growth.  To quickly address the change in expectations for Ocwen’s growth, the Company has begun to execute on a plan that includes eliminating non-revenue generating businesses, reducing vendor fees and eliminating staff to reduce costs.

“Our 2014 performance was driven by strong revenue growth.  During 2014, our earnings grew at a lower rate than our revenue as we incurred expenses for people and infrastructure to support a larger Ocwen and certain longer-term initiatives that had no revenue associated with them.  We developed and are implementing a plan to reduce costs and eliminate certain of these initiatives to be a leaner, more focused organization,” said Chief Executive Officer William B. Shepro.

Full year and fourth quarter 2014 highlights include:

•                  The average number of loans serviced by Ocwen on REALServicing® totaled 2.2 million, a 91% increase compared to the year ended December 31, 2013 and 2.4 million for the fourth quarter 2014, a 59% increase compared to the fourth quarter 2013

•                  On November 21, 2014, we acquired certain assets and assumed certain liabilities of Owners Advantage, LLC (“Owners.com”), a leading self-directed online real estate marketplace, for an initial purchase price of $19.8 million plus contingent earn out consideration of up to an additional $7.0 million over two years, subject to Owners.com achieving annual performance targets

•                  On September 12, 2014, we completed the acquisition of certain assets and assumed certain liabilities of Mortgage Builder Software, Inc. (“Mortgage Builder”), a provider of mortgage loan origination and servicing software systems, for an initial purchase price of $15.7 million plus contingent earn out consideration of up to an additional $7.0 million over three years, subject to Mortgage Builder achieving annual performance targets

•                  On August 1, 2014, we amended our senior secured term loan agreement and increased our borrowings by $200.0 million.

William Shepro commented further, “We have begun 2015 very focused on our customer and product diversification initiatives while continuing to support Ocwen, a very important and strategic customer to us.”

Forward-Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties.  Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations.  Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management.  Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected.  Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: Altisource’s ability to retain existing customers and attract new customers; general economic and market conditions; governmental regulations, taxes and policies; availability of adequate and timely sources of liquidity; and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

Webcast

Altisource will host a webcast on Wednesday, March 4, 2015 at 11:00 a.m. EST to discuss our fourth quarter and full year results.  A link to the live audio webcast will be available on Altisource’s website through the Investor Relations home page. Those who want to listen to the call should go to the website fifteen minutes prior to the call to register, download and install any necessary audio software.  A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.

About Altisource

Altisource Portfolio Solutions S.A. is a premier marketplace and transaction solutions provider for the real estate, mortgage and consumer debt industries offering both distribution and content. Altisource leverages proprietary business process, vendor and electronic payment management software and behavioral science based analytics to improve outcomes for marketplace participants. Altisource has been named to Fortune’s fastest growing global companies two years in a row. Additional information is available at www.Altisource.com.

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ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended		Years ended
	December 31,		December 31,
	2014	2013	2014	2013

Service revenue
Mortgage Services	$145,037	$139,752	$650,026	$490,333
Financial Services	21,816	26,220	98,312	92,479
Technology Services	63,154	33,702	230,367	103,891
Eliminations	(12,163)	(7,233)	(40,026)	(24,644)
	217,844	192,441	938,679	662,059
Reimbursable expenses	37,414	29,417	137,634	102,478
Non-controlling interests	629	727	2,603	3,820
Total revenue	255,887	222,585	1,078,916	768,357
Cost of revenue	149,238	114,868	569,546	390,002
Reimbursable expenses	37,414	29,417	137,634	102,478
Gross profit	69,235	78,300	371,736	275,877
Selling, general and administrative expenses	61,979	33,783	201,282	113,810
Income from operations	7,256	44,517	170,454	162,067
Other income (expense), net:
Interest expense	(7,323)	(5,989)	(23,363)	(20,291)
Other income (expense), net	39	28	174	557
Total other income (expense), net	(7,284)	(5,961)	(23,189)	(19,734)
Income (loss) before income taxes and non-controlling interests	(28)	38,556	147,265	142,333
Income tax provision	(878)	(2,313)	(10,178)	(8,540)
Net income (loss)	(906)	36,243	137,087	133,793
Net income attributable to non-controlling interests	(629)	(727)	(2,603)	(3,820)
Net income (loss) attributable to Altisource	$(1,535)	$35,516	$134,484	$129,973

Earnings (loss) per share:
Basic	$(0.08)	$1.56	$6.22	$5.63
Diluted	$(0.08)	$1.42	$5.69	$5.19

Weighted average shares outstanding:
Basic	20,306	22,734	21,625	23,072
Diluted	20,306	25,005	23,634	25,053

Transactions with related parties:
Revenue	$164,064	$147,198	$666,800	$502,087
Cost of revenue	10,706	6,024	38,610	19,983
Selling, general and administrative expenses	196	240	(268)	569
Other income	—	—	—	773

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$161,361	$130,324
Accounts receivable, net	112,183	104,787
Prepaid expenses and other current assets	23,567	10,996
Deferred tax assets, net	4,987	2,837
Total current assets	302,098	248,944

Premises and equipment, net	127,759	87,252
Deferred tax assets, net	—	622
Goodwill	90,851	99,414
Intangible assets, net	245,246	276,162
Other assets	22,267	17,658

Total assets	$788,221	$730,052

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$111,766	$84,706
Current portion of long-term debt	5,945	3,975
Deferred revenue	9,829	36,742
Other current liabilities	13,227	10,131
Total current liabilities	140,767	135,554

Long-term debt, less current portion	582,669	391,281
Deferred tax liabilities, net	2,694	—
Other non-current liabilities	20,648	45,476

Equity:
Common stock ($1.00 par value; 25,413 shares authorized and issued, and 20,279 outstanding, as of December 31, 2014; 100,000 shares authorized, 25,413 issued and 22,629 outstanding as of December 31, 2013)	25,413	25,413
Additional paid-in capital	91,509	89,273
Retained earnings	367,967	239,561
Treasury stock, at cost (5,134 shares as of December 31, 2014 and 2,784 shares as of December 31, 2013)	(444,495)	(197,548)
Altisource equity	40,394	156,699

Non-controlling interests	1,049	1,042
Total equity	41,443	157,741

Total liabilities and equity	$788,221	$730,052

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years ended December 31,
	2014	2013

Cash flows from operating activities:
Net income	$137,087	$133,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,046	19,056
Amortization of intangible assets	37,680	28,176
Change in the fair value of Equator Earn Out	(37,924)	—
Goodwill impairment	37,473	—
Share-based compensation expense	2,236	2,400
Equity in losses of investment in affiliate	—	176
Bad debt expense	16,257	2,549
Amortization of debt discount	317	223
Amortization of debt issuance costs	1,151	958
Deferred income taxes	1,166	2,015
Loss on disposal of fixed assets	184	1,309
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(22,492)	(5,602)
Prepaid expenses and other current assets	(12,501)	(2,817)
Other assets	(1,750)	(1,586)
Accounts payable and accrued expenses	24,285	7,381
Other current and non-current liabilities	(14,722)	(2,557)
Net cash provided by operating activities	197,493	185,474

Cash flows from investing activities:
Additions to premises and equipment	(64,846)	(34,134)
Acquisition of businesses, net of cash acquired	(34,720)	(267,946)
Proceeds from loan to Ocwen	—	75,000
Proceeds from sale of equity affiliate	—	12,648
Other investing activities	(300)	(50)
Change in restricted cash	(1,402)	(1,462)
Net cash used in investing activities	(101,268)	(215,944)

Cash flows from financing activities:
Repayment of long-term debt and payments on capital lease obligations	(4,959)	(3,729)
Proceeds from issuance of long-term debt	198,000	200,502
Debt issuance costs	(2,608)	(3,200)
Proceeds from stock option exercises	2,688	6,885
Purchases of treasury stock	(255,713)	(141,018)
Contributions from non-controlling interests	—	28
Distributions to non-controlling interests	(2,596)	(4,176)
Net cash (used in) provided by financing activities	(65,188)	55,292

Net increase in cash and cash equivalents	31,037	24,822
Cash and cash equivalents at the beginning of the period	130,324	105,502

Cash and cash equivalents at the end of the period	$161,361	$130,324

Supplemental cash flow information:
Interest paid	$21,829	$19,325
Income taxes paid, net	13,340	3,671

Non-cash investing and financing activities:
(Decrease) increase in payables for purchases of premises and equipment	$(2,328)	$4,552
Decrease in acquisition of businesses from subsequent working capital true-ups	(3,711)	(2,039)